March 6, 1996

Mr. Thomas R. Miklich
Chief Financial Officer
Invacare Corporation
899 Cleveland Street
Elyria, OH 44036-2125

Dear Tom:

Pursuant to our discussions, the Stock Purchase Agreement by and among Unique Mobility, Inc. and Invacare Corporation dated December 7, 1995, is hereby amended effective on the date of the agreement as follows:

Paragraph  5.1  entitled  "Use of  Proceeds"  is  amended  to  read as  follows:
"Commencing on the Second Investment Date Unique shall use commercially reasonable efforts to apply the proceeds of the purchase of the Additional Shares to production, tooling, capital equipment and product launch for the manufacture of products to be sold to Invacare pursuant to the Supply Agreement."

If this letter accurately describes our agreement relative to the amendment of the Stock Purchase Plan Agreement, please so indicate by executing this letter below and returning it to me.

Very truly yours,                           Agreed and accepted:
UNIQUE MOBILITY, INC.                       INVACARE CORPORATION

/s/  Donald A. French                       /s/  Thomas R. Miklich
     Treasurer                                   Chief Financial Officer